Exhibit 99.1

KINGSWAY ANNOUNCES $11 MILLION ACQUISITION OF

DIGITAL DIAGNOSTICS IMAGING, INC.

Management to Host Conference Call Tuesday, October 31, at 5 p.m. ET

●	Expected to be immediately accretive

●	Adds $4.2 million of annual unaudited revenue and $1.8 million of annual unaudited adjusted EBITDA

●	Capital light, recurring revenue business in stable and growing market

●	Latest acquisition under the Kingsway Search Xcelerator platform

Chicago (October 27, 2023) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced the acquisition of Digital Diagnostics Imaging, Inc. ("DDI"), a provider of fully managed outsourced cardiac monitoring telemetry services for $11.0 million in an all-cash transaction funded with $5.4 million in cash on hand and $5.6 million in debt financing. Management will host a conference call Tuesday, October 31, at 5 p.m. ET to discuss the transaction.

J.T. Fitzgerald, Kingsway President and CEO, said, "The DDI business is a great fit for our growing Xcelerator portfolio. DDI has established itself as a trusted partner to its customers through its focus on a dependable, high-quality service offering and our focus will be to continue to deliver exceptional value to DDI’s customers. Peter Dausman, the Operator-in-Residence for this transaction, will transition into the CEO role for DDI, while the Founder, Thomas Corney, will remain as an advisor during a transition period. We are excited to welcome the DDI team to the Kingsway family.”

Digital Diagnostics Imaging (ddimagingusa.com/about-us/) provides fully managed outsourced cardiac monitoring telemetry services to long-term acute care (“LTAC”) and inpatient rehabilitation hospitals (“IRHs”) throughout the U.S. The business enables remote access to client hospital telemetry systems from an outsourced monitoring station ensuring that a patient’s ECG is continuously under watch. All technicians are certified by nationally-recognized organizations. DDI has been operating for over 10 years and currently has a presence in 42 states.

Peter Dausman, Kingsway Operator-in-Residence and newly appointed CEO of DDI, said, “DDI is a dominant player in remote cardiac monitoring with a solid reputation and strong customer referrals that fuel a growing pipeline of new opportunities. Importantly, its business has a high level of recurring revenue, is scalable and operates in a stable, growing market. In assessing this acquisition, it became clear that DDI is the industry standard for outsourced telemetry. I am eager to work with the team to learn more and with a disciplined approach, take this business to the next level.”

Thomas Corney, former CEO of DDI, said, “My wife Marissa and I are pleased to transition our business to Peter and the team at Kingsway. Kingsway’s approach to business and its care for customers and employees align directly with the values that are core to everything we do at DDI. Over the last decade we have grown this business from a start-up to more than $4 million in annual revenue. We have long been recognized both for the services we provide and the care we give our customers. We are confident Peter and his team will continue this legacy.”

The transaction was structured as a purchase of all of the issued and outstanding shares of capital stock of DDI. Financing was provided by Signature Bank (Illinois). Holland & Knight LLP served as legal counsel to Kingsway, and Sichenzia Ross Ference Carmel LLP served as legal counsel to the sellers in connection with the transaction.

Conference Call Information

Date: Tuesday, October 31, 2023

Time: 5 pm Eastern Time

Toll Free: 877-545-0523; Code: 514969

International: 973-528-0016; Code: 514969

Live Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/49393

Conference Call Replay Information

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 49393

Replay Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/49393

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty and business services industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol "KFS."

The Company serves the extended warranty industry through its operating subsidiaries IWS (iwsgroup.com), Penn Warranty (pennwarranty.com), Preferred Warranties (preferredwarranties.com) and Trinity Warranty Solutions (trinitywarranty.com).

The Company serves the business services industry through its operating subsidiaries CSuite (csuitefinancialpartners.com), Ravix (ravixgroup.com), Secure Nursing Service (securenursing.com), SPI Software (spisoftware.com) and Digital Diagnostics, Inc (ddimagingusa.com/about-us/).

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2022 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Media Inquiries: Hayden IR James Carbonara (646) 755-7412 james@haydenir.com	For Business Development Inquiries: Kingsway Financial Services Inc. Charles Joyce (312) 766-2155 cjoyce@kingsway-financial.com